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                                                                  EXHIBIT (c)(3)

                                    FORM OF
                           OPTION SURRENDER AGREEMENT,
                               RELEASE AND WAIVER

                  NOTE: SIGNATURE MUST BE PROVIDED BELOW AND ON
                           THE SCHEDULE OF OWNERSHIP.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.


To Grist Mill Co., a Delaware corporation (the "Company"):

         The undersigned acknowledges that pursuant to Section 3.5 of the Agreement and Plan of Merger by and among IHF/GM Holding Corporation, IHF/GM Acquisition Corporation ("Acquiror"), the Company and, for limited purposes, International Home Foods, Inc., dated as of March 10, 1998 (the "Merger Agreement"), the Company will be canceling Options (as defined below) in return for cash consideration effective at the time the proposed merger of Acquiror with and into the Company (the "Merger") becomes effective (the "Effective Time"). Receipt of such consideration by the undersigned will be subject to the receipt by the Company of this Option Surrender Agreement, Release and Waiver (the "Surrender Agreement") surrendering Options for such cancellation.

         Subject to, and effective upon, acceptance of the surrender of the Options surrendered herewith, the undersigned hereby surrenders for cancellation to the Company all of his rights, title and interest in and to all options (whether vested or unvested) to purchase shares of common stock, par value $0.10 per share (the "Shares"), of the Company pursuant to the Company's 1986 NonQualified Stock Option Plan or otherwise (such options, the "Options" and such plan, the "Option Plan"), listed on the attached Schedule of Ownership (the "Ownership Schedule"), for a per Share amount equal to the Merger Consideration (as defined in the Merger Agreement), minus the exercise price per Share, multiplied by the number of Shares subject to such Options, upon the terms and subject to the conditions set forth in this Surrender Agreement.

         The undersigned hereby represents and warrants that the undersigned holds the Options surrendered hereby free and clear of all claims, liens, restrictions, charges, encumbrances, security interests, voting agreements and commitments of any kind and has full power and authority to surrender for cancellation such Options, subject to other agreements involving the Merger being executed simultaneously herewith.

         This surrender is irrevocable by the undersigned but will not be effective if the merger is not consummated if the Merger Agreement is terminated.

         The undersigned, on behalf of himself or herself, and on behalf of all spouses, heirs, predecessors, successors, assigns, representatives or agents of the undersigned (including without limitation any trust of which the undersigned is the trustee or which is for the benefit of the undersigned or a member of his or her family), to the greatest extent permitted by law, hereby



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acknowledges that the payments made pursuant to the Surrender Agreement are in full satisfaction of any and all rights the undersigned may have under the Option Plans with respect to Options being surrendered hereby.

         The undersigned hereby acknowledges that the Ownership Schedule enclosed herewith correctly and completely sets forth the Options held by the undersigned being surrendered hereunder, and that except as set forth therein the undersigned does not have the right to acquire any stock in the Company or any options, warrants or other rights to acquire shares of capital stock of or equity interests in the Company, or similar securities or contractual obligations the value of which is derived from the value of an equity interest in the Company, or securities convertible into or exchangeable for capital stock of or equity interests in, or similar securities or contractual obligations of, the Company.

         The undersigned also acknowledges that all payments to be made pursuant to the Surrender Agreement are expected to be paid by check at the Effective Time. The undersigned also acknowledges that the Company is not required to make any payments to the undersigned pursuant to the Surrender Agreement unless his or her Options are outstanding at the Effective Time.

         The undersigned also acknowledges that all payments to be made pursuant to the Surrender Agreement may be subject to applicable withholding taxes and other similar charges.

         The undersigned, upon request, will execute and deliver any additional documents deemed by the Company to be reasonably necessary or desirable to complete the surrender of the Options surrendered hereby.

         The undersigned agrees that he will not exercise any of the Options during the five day period beginning upon the acceptance for payment of Shares pursuant to the tender offer contemplated by the Merger Agreement.

         The undersigned recognizes that the Merger is subject to various conditions and the Company may not be required to accept the surrender of any of the Options surrendered hereby.

         It is understood that the Surrender Agreement only shall apply to Options that are outstanding at the Effective Time.


                                  INSTRUCTIONS

         a. EXECUTION OF THE SURRENDER AGREEMENT AND THE OWNERSHIP SCHEDULE. This Surrender Agreement is to be completed by the optionholder. In order to validly surrender such Options, an optionholder must complete and sign this Surrender Agreement and the Ownership Schedule in accordance with the instructions herein and mail or deliver them in the enclosed

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envelope to the Company prior to the Effective Time. Please return executed
Surrender Agreements and Ownership Schedules prior to March 25, 1998.

         THE OWNERSHIP SCHEDULE MUST BE SIGNED BY THE OPTIONHOLDER AS EVIDENCE OF SUCH ACKNOWLEDGMENT AND RETURNED TOGETHER WITH THIS SURRENDER AGREEMENT. A second copy of the Ownership Schedule for the optionholder's records has also been included herewith.

         1. DELIVERY. This Surrender Agreement and the enclosed Ownership Schedule, when executed, should be mailed or delivered to:

                                 Grist Mill Co.
                               21340 Hayes Avenue
                         Lakeville, Minnesota 55044-0430
                             Attn: Glen S. Bolander

         The method of delivery of the Surrender Agreement and the Ownership
Schedule is at the option and risk of the surrendering optionholder. Delivery by hand, expedited mail, courier or other similar service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery. Optionholders are also advised to retain a copy of all documents delivered.

         2. SIGNATURE ON THE SURRENDER AGREEMENT. The signature on this Surrender Agreement must correspond exactly with the optionholder's name in the records of the Company.

         3. REQUESTS FOR ASSISTANCE. If you have questions or need assistance please call _________ at ____________.


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                                   IMPORTANT:

            OPTIONHOLDER: (1) SIGN HERE; AND (2) CONFIRM AND SIGN THE
                          ENCLOSED OWNERSHIP SCHEDULE.



                           (Signature of Optionholder)

Dated:___________________

Name:


                             (Please Type or Print)

Address:


                               (Include Zip Code)

Area Code and Telephone Number:
                                                              (Home)


                                                            (Business)

Taxpayer Identification or Social Security No.:

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March 10, 1998

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                              SCHEDULE OF OWNERSHIP





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